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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our reports dated March 26, 1999, relating to the consolidated financial statements and schedule of TMP Worldwide, Inc. appearing in the Company's Annual Report on Form 10-K and our reports dated June 7, 1999, relating to the supplemental consolidated financial statements and schedule of TMP Worldwide Inc. appearing in the Company's Current Report on Form 8-K, dated June 10, 1999.

We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus.

                                          /s/ BDO SEIDMAN, LLP
                                          --------------------
                                          BDO SEIDMAN, LLP

New York, New York
July 8, 1999